EXHIBIT 99.1

P.O. Box 7850
Mountain View, CA 94039-7850
www.intuit.com

July 30, 2003

Stephen M. Bennett

Amended and Restated Employment Agreement

Dear Steve:

     In recognition of your importance to Intuit’s continued growth and success, we are pleased to offer you this Amended and Restated Employment Agreement effective July 30, 2003 (the “Effective Date”) on the terms set forth below (this “Employment Agreement”).

     This Employment Agreement amends, restates and supercedes in its entirety the Employment Agreement you entered into with Intuit Inc. (“Intuit”) on January 24, 2000, as such agreement has been subsequently amended (the “Prior Agreement”), except as otherwise provided in this Employment Agreement.

     1.     Position. You will remain employed by Intuit as its President and Chief Executive Officer until termination pursuant to Section 6. You will remain a member of Intuit’s Board of Directors for so long as you are Intuit’s President and Chief Executive Officer. You will continue to have overall responsibility for the management of Intuit and report directly to its Board of Directors. You will be expected to devote your full working time and attention to the business of Intuit, and you will not render services to any other business without the prior approval of the Board of Directors or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of Intuit. You will also be expected to comply with and be bound by the Company’s operating policies, procedures and practices that are from time to time in effect during the term of your employment.

     2. Base Salary. Your base annual salary will be $990,000, payable in accordance with Intuit’s normal payroll practices with such payroll deductions and withholdings as are required by law (your “Base Salary”). The Compensation Committee will review your base annual salary on an annual basis and may, in its sole discretion, increase such Base Salary.

     3.     Annual Performance Bonus. Your annual performance bonus will be determined pursuant to Intuit’s Senior Executive Incentive Plan (the “SEIP”), a cash bonus incentive plan designed to meet the performance-based compensation requirements under Section 162(m) of the Internal Revenue Code (the “Code”). Your bonus, if any, will be payable upon your attainment of one or more performance goals in accordance with the SEIP. Your bonus target will be 160% of your Base Salary. You have no minimum annual bonus commitment. Your maximum annual bonus will be no greater than $5,000,000, the maximum annual bonus payable to any one individual under the SEIP.

     4.     Equity Compensation.

     (a)  Restricted Stock Unit (RSU) Award

          (1) On the Effective Date, the Compensation Committee of the Board of Directors shall grant you a stock bonus award under the 2002 Equity Incentive Plan with the following terms and conditions (the “RSU Award”). The RSU Award will be for 425,000 shares of Intuit common stock. You will vest in 255,000 of the shares of Intuit common stock subject to the RSU Award on July 31, 2006, provided you are continually employed by Intuit through that date. You will vest in an additional 85,000 of such shares on July 31, 2007, provided you are continually employed by Intuit through that date. You will vest in the final 85,000 of such shares on July 31, 2008, provided you are continuously employed by Intuit through that date. Notwithstanding the foregoing vesting schedule, in the event of (a) your “Involuntary Termination” or “Termination without Cause” (both as defined in Section 6 below), you will automatically vest pro-rata in a percentage of the total number of shares subject to the RSU Award equal to your number of full months of service since the Effective Date divided by sixty months; or (b) your “Termination Following a Change in Control” (as defined in Section 7 below), you will automatically vest as to 100% of the total number of shares of Intuit common stock subject to the RSU Award. Intuit will issue only those shares subject to the RSU Award that have vested pursuant to this Employment Agreement and the RSU Award (the “Vested RSUs”). Shares of Intuit common stock subject to the Vested RSUs will be issued to you in accordance with Section 4(a)(2) below.

          (2) Intuit will issue shares of Intuit common stock subject to the Vested RSUs on the first business day of the fiscal year following the fiscal year in which you cease to be both Chief Executive Officer of Intuit and a “covered employee”, as defined in Section 162(m)(3) of the Code; provided, however, that you may make a one-time election until a date determined by the Compensation Committee to have Intuit issue fifty percent (50%) of the shares of Intuit common stock subject to the Vested RSUs at an earlier date. Shares of Intuit common stock subject to the Vested RSUs will be issued to you net of minimum mandatory income and payroll tax withholding.

     (b)  Future Stock Options. The Compensation Committee may, after the one-year anniversary of the Effective Date, award you stock options (“New Options”). These New

Options will be granted at the discretion of the Compensation Committee under the 2002 Equity Incentive Plan or under such other then existing shareholder approved equity compensation plan. The Compensation Committee will determine the vesting schedule of the New Options on their date of grant; provided, however, that such options will vest as to 100% in the event of your death or total disability and as to 12 months if you are terminated within one year following a Corporate Transaction, as each “total disability” and Corporate Transaction are defined in the 2002 Equity Incentive Plan. You will have at least one year following the date your employment terminates for reasons other than for Cause in which to exercise any New Options to the extent such options are vested at your termination.

          (c) Future Equity Awards. Pursuant to the terms and conditions of the 2002 Equity Incentive Plan or such other shareholder approved equity compensation plan, the Compensation Committee may, after the one-year anniversary of the Effective Date, award you other equity awards at its discretion as to the type, amount and terms of such awards.

          (d) Current Equity Awards. The two Restricted Stock Awards awarded to you under your Prior Agreement and each of your stock options granted prior to the Effective Date hereof, shall continue to be governed by the terms and conditions of the agreements documenting such awards and the Prior Agreement.

     5.     Other Benefits. You will be entitled to the following additional benefits:

          (a) You will continue to be eligible for the normal vacation, health insurance, 401(k), employee stock purchase plan, nonqualified deferred compensation plan and other benefits offered to all Intuit senior executives of similar rank and status.

          (b) Beginning with the fiscal year ending July 31, 2004, Intuit will make an annual fully vested employer contribution to the Intuit Executive Deferred Compensation Plan on your behalf of $50,000 for each fiscal year through July 31, 2008. The Compensation Committee may use its discretion to increase the amount of the annual contribution based on your performance for the respective fiscal year, up to a maximum annual contribution of $200,000. The contribution will not be made later than the last day of the September following the applicable fiscal year end.

          (c) Your Amended and Restated Secured Balloon Promissory Note dated November 26, 2001 and your Amended and Restated Secured Full Recourse Balloon Payment Promissory Note dated February 19, 2002 (collectively, the “Notes”) will remain unchanged. Intuit will continue to administer these Notes in accordance with the Sarbanes-Oxley Act and other applicable laws.

          (d) If within one year following your termination of employment you sell your principal California residence (purchased pursuant to Section 5(b) of your Prior Agreement) Intuit will split with you any actual loss on the sale of such residence on a fifty/fifty basis.

          (e) To ensure that you and your spouse have access to core medical coverage following your termination of employment with Intuit due to Retirement, Intuit will provide you and your spouse with access to core medical coverage at your cost from the date of your Retirement through the earlier of: (i) the date that you and your spouse become eligible for group medical coverage sponsored by any other employer of you or your spouse; (ii) each of your respective Medicare eligibility dates; or (iii) each of you respectively attaining age 65. For purposes of this paragraph “Retirement” shall mean your termination of employment with Intuit no earlier than July 31, 2008, or such other date as you and the Board of Directors mutually agree upon.

     6.     Employment and Termination. Your employment with Intuit will be at-will and may be terminated by you or by Intuit at any time for any reason as follows:

          (a) You may terminate your employment upon written notice to the Board of Directors at any time for “Good Reason”, as defined below (an “Involuntary Termination”);

          (b) You may terminate your employment upon written notice to the Board of Directors at any time in your discretion without Good Reason (“Voluntary Termination”);

          (c) Intuit may terminate your employment upon written notice to you at any time following a determination by two-thirds (2/3) vote of the entire Board of Directors that there is “Cause,” as defined below, for such termination (“Termination for Cause”);

          (d) Intuit may terminate your employment upon written notice to you at any time in the sole discretion of two-thirds (2/3) of the entire Board of Directors without a determination that there is Cause for such termination (“Termination without Cause”);

          (e) Your employment will automatically terminate upon your death or upon your disability as determined by the Board of Directors; provided that “disability” shall mean your complete inability to perform your job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any twelve-month period.

     7.     Definitions. As used in this Employment Agreement, the following terms have the following meanings:

          (a) “Good Reason” means (i) a material reduction in your duties that is inconsistent with your position as President and Chief Executive Officer of Intuit or a change in your reporting relationship such that you no longer report directly to the Board of Directors; (ii) your no longer being President and Chief Executive Officer of Intuit; (iii) any reduction in your base annual salary or target annual bonus (other than in connection with a general decrease in the salary or target bonuses for all officers of Intuit without your consent or material breach by Intuit of any of its obligations hereunder after providing Intuit with written notice and an opportunity to cure within fifteen days; (iv) a requirement by Intuit that you relocate your principal office to a facility more than 50 miles from Intuit’s current headquarters; or (v) failure of any successor to assume this Employment Agreement pursuant to Section 13(c) below.

          (b) “Cause” means (i) gross negligence or willful misconduct in the performance of your duties to Intuit (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to Intuit, after a demand for substantial performance is delivered to you by the Board of Directors which specifically identifies the manner in which the Board believes you have not substantially performed your duties and you have been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) commission of any act of fraud with respect to Intuit; or (iii) conviction of a felony or a crime involving moral turpitude causing material harm to the business and affairs of Intuit. No act or failure to act by you shall be considered “willful” if done or omitted by you in good faith with reasonable belief that your action or omission was in the best interests of Intuit.

          (c) “Change in Control” means (i) any person or entity becoming the beneficial owner, directly or indirectly, of securities of Intuit representing fifty (50%) percent of the total voting power of all its then outstanding voting securities, (ii) a merger or consolidation of Intuit in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (iii) a sale of substantially all of the assets of Intuit or a liquidation or dissolution of Intuit, or (iv) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of Intuit subsequent to the Effective Date, whose election, or nomination for election by Intuit stockholders, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

          (d) “Termination Following a Change in Control” means (i) within two months before or twelve months following a Change in Control your Termination without Cause or (ii) within twelve months following a Change in Control, your resignation because (A) your annual base salary and target bonus are reduced; or (B) you are required to relocate your principal office to a facility more than 50 miles from Intuit’s current headquarters immediately prior to the Change in Control; or (C) this Employment Agreement is not assumed pursuant to Section 13(c) below.

     8. Separation Benefits. Upon termination of your employment with Intuit for any reason, you will receive payment for all unpaid salary and vacation accrued to the date of your termination of employment; and your benefits will be continued under Intuit’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. Under certain circumstances, you will also be entitled to receive severance benefits as set forth below provided you sign a valid and binding release agreement. You agree that, except as set forth below, you will not be entitled to any other compensation, award or damages with respect to your employment or termination.

          (a) In the event of your Voluntary Termination or Termination for Cause, you will not be entitled to any cash severance benefits or additional vesting of shares of your RSU Award, New Options or other equity award granted to you by Intuit.

          (b) In the event of your Involuntary Termination or Termination without Cause, you will be entitled to (i) a single lump sum severance payment equal to six months of your current annual base salary (less applicable deductions and withholdings) payable within 30 days after the effective date of your termination; and (ii) accelerated vesting of your RSU Award in accordance with Section 4(a)(1) above.

          Notwithstanding the foregoing, in the event of your Termination Following a Change in Control, you will be entitled to (i) a single lump sum payment equal to twelve months of your current annual base salary (less applicable deductions and withholding) payable within 30 days following your termination; (ii) your full target bonus for the year of termination without regard to satisfaction of any target performance objectives; and (iii) accelerated vesting of your RSU Award in accordance with Section 4(a)(1) above.

          (c) If your severance and other benefits provided for in this Section 8 constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this subsection, would be subject to the excise tax imposed by Section 4999 of the Code, then your severance and other benefits under this Section 8 will be payable, at your election, either in full or in such lesser amount as would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in your receipt on an after-tax basis of the greatest amount of severance and other benefits.

          (d) No payments due you hereunder shall be subject to mitigation or offset.

     9.     Indemnification Agreement. The standard form of indemnification agreement for officers and directors, which you entered into when you commenced employment with Intuit to indemnify you against certain liabilities you may incur as an officer or director of Intuit shall remain in effect.

     10.     Confidential Information and Invention Assignment Agreement. The standard form of Employee Proprietary Invention and Assignment Agreement you entered into when you commenced employment with Intuit shall remain in effect.

     11.     Nonsolicitation. During the term of your employment with Intuit and for one year thereafter, you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of Intuit to terminate his or her employment with Intuit.

     12.     Arbitration. The parties agree that any dispute regarding the interpretation or enforcement of this Employment Agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services (“JAMS”)

under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum.

     13.     Miscellaneous.

          (a) Absence of Conflicts. You represent that upon the Commencement Date your performance of your duties under this Employment Agreement will not breach any other agreement as to which you are a party.

          (b) Attorneys Fees. If a legal action or other proceeding is brought for enforcement of this Employment Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Employment Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

          (c) Successors. This Employment Agreement is binding on and may be enforced by Intuit and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to Intuit or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of Intuit’s obligations under this Employment Agreement.

          (d) Notices. Notices under this Employment Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to Intuit in writing. Notices to Intuit will be addressed to its General Counsel at Intuit’s corporate headquarters.

          (e) Waiver. No provision of this Employment Agreement will be modified or waived except in writing signed by you and an officer of Intuit duly authorized by its Board of Directors. No waiver by either party of any breach of this Employment Agreement by the other party will be considered a waiver of any other breach of this Employment Agreement.

          (f) Entire Agreement. This Employment Agreement represents the entire agreement between us concerning the subject matter of your employment by Intuit and supercedes in full the terms of the Prior Agreement, except as provided herein.

          (h) Governing Law. This Employment Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

Steve, we are very pleased to extend this Employment Agreement to you. Please indicate your acceptance of the terms of this Employment Agreement by signing in the place indicated below.

Very truly yours,

Compensation Committee of the Board of Directors of Intuit Inc.

/s/ CHRISTOPHER BRODY	/s/ MICHAEL HALLMAN

Christopher Brody Member Compensation Committee Intuit Inc. Board of Directors	Michael Hallman Member Compensation Committee Intuit Inc. Board of Directors

I accept the terms of this Employment Agreement:

/s/ STEPHEN M. BENNETT Stephen M. Bennett President and Chief Executive Officer Intuit Inc.	Date: July 30, 2003